Exhibit 10.1

AMENDMENT NO. 1

TO

Veritone, Inc.

2018 PERFORMANCE-BASED STOCK INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) dated August 27, 2020 (the “Effective Date”) hereby amends that certain Veritone, Inc. 2018 Performance-Based Stock Incentive Plan (the “Plan”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

WHEREAS, on June 12, 2020, the Compensation Committee of the Board, and the disinterested members of the Board, authorized certain amendments to the Plan (the “Plan Amendments”), subject to the approval of the Corporation’s stockholders;

WHEREAS, on July 24, 2020, the Plan Amendments were approved by the Corporation’s stockholders; and

WHEREAS, the Board has considered the approval of the Plan Amendments received from the Corporation’s stockholders and has deemed it to be in the best interests of the Corporation and its stockholders to adopt the Plan Amendments.

NOW, THEREFORE, pursuant to its authority under Section 3.5(a) of the Plan, the Board hereby adopts the Plan Amendments as of the Effective Date, as follows:

1.	Amendment to Section 2.1(c)(ii) of the Plan. Section 2.1(c)(ii) of the Plan is hereby deleted in its entirety and replaced with the following language:

“(ii)

Each Award shall become exercisable in three substantially equal tranches (with any fractional shares rounded down to the nearest whole number) upon the achievement of the applicable Stock Price Milestone set forth in the table below. Each Stock Price Milestone shall be determined achieved when the Stock Price equals or exceeds the applicable Stock Price Milestone for thirty (30) consecutive Trading Days.

Tranche	Stock Price Milestone
1	$17.50
2	$22.50
3	$27.50”

2.	Amendment to Section 2.1(d) of the Plan. Section 2.1(d) of the Plan is hereby deleted in its entirety and replaced with the following language:
“(d)	Effect of Cessation of Service. Unless otherwise set forth in the applicable Award Agreement, upon the Participant’s separation from Service for any reason:

(i) Any exercisable portion of the Award shall remain exercisable until:

(A) For the CEO Award, (1) if the CEO’s separation from Service is initiated by the Corporation, the Scheduled Expiration Date, and (2) in all other cases, the earlier of two (2) years from the CEO’s separation from Service and the Scheduled Expiration Date; provided, however, that any exercisable portion of the CEO Award shall also remain exercisable during any continued service without interruption by the CEO as an Employee or member of the Board of the Corporation, but in no event shall the CEO Award be exercisable after its Scheduled Expiration Date;

(B) For the President Award, (1) if the President’s separation from Service is initiated by the Corporation, the Scheduled Expiration Date, and (2) in all other cases, the earlier of two (2) years from the President’s separation from Service and the Scheduled Expiration Date; and

(C) For all Awards other than the CEO Award and the President Award, the earlier of ninety (90) days from the Participant’s separation from Service and the Scheduled Expiration Date.

(ii)

Any unexercisable portion of the Award shall remain eligible to become exercisable under Section 2.1(c)(ii) above and Section 2.2 below, for a period of nine (9) months following the Participant’s separation from Service if such separation from Service is initiated by the Corporation.  Any portion of the Award that becomes exercisable during such nine-month period shall remain exercisable until:

(A)	in the case of the CEO Award and the President Award, the Scheduled Expiration Date; and

(B) in the case of all Awards other than the CEO Award and the President Award, the earlier of ninety (90) days from the date the Participant is notified that such portion becomes exercisable under this Section 2.1(d)(ii) and the Scheduled Expiration Date.

(iii)

Except as specified in Section 2.1(d)(ii) above, any unexercisable portion of any Awards shall terminate immediately and cease to be outstanding upon the Participant’s separation from Service for any reason.

(iv)

Notwithstanding Sections 2.1(d)(i) and (ii) above, should a Participant engage in Misconduct while holding one or more outstanding Awards, then all of those Awards shall terminate immediately and cease to be outstanding.

(v)

During the applicable post-Service exercise period, the Award may not be exercised for more than the number of shares for which the Award is at the time exercisable. Upon the expiration of the applicable exercise period or (if earlier) upon the Scheduled Expiration Date, the Award shall terminate and cease to be outstanding for any shares for which the Award has not been exercised.”

3.	Deletion of Section 2.1(f) of the Plan. Section 2.1(f) of the Plan is hereby deleted in its entirety.
4.	Other Terms Unchanged. Except as amended by this Amendment, all other terms set forth in the Plan shall remain in full force and effect.